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                                   EXHIBIT 2
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                            FINAL AMENDMENT TO THE

                       AGREEMENT AND PLAN OF AFFILIATION


          THIS FINAL AMENDMENT to the Agreement and Plan of Affiliation dated as of the 11th day of February, 1997 (the "Agreement") by and among Susquehanna Bancshares, Inc., a Pennsylvania corporation ("SBI"), Susquehanna Interim Bank, a Pennsylvania state-chartered bank ("Interim Bank") and Founders' Bank, also a Pennsylvania state-chartered bank ("Bank"), is entered into on this 30th day of July, 1997.

                                   RECITALS:

          WHEREAS, the parties desire to amend the Agreement so as to cause it to conform to the expectations of the parties as to its tax effect with respect to the shareholders of Bank.

          NOW, THEREFORE, in consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Final Amendment to the Agreement, which shall be as follows:

          1.  Section 1.5(b) is amended and restated in its entirety as follows:
              Immediately following the Effective Time, all of the capital stock of Founders' Bank, the resulting institution of the Merger, will be transferred by SBI to its wholly-owned subsidiary, Susquehanna Bancshares East, Inc. ("SBI East"), with the effect that thereafter the Surviving Corporation will be a direct, wholly-owned subsidiary of SBI East and an indirect, wholly-owned subsidiary of SBI.

          2. All other provisions, conditions and terms of the Agreement, as hereby amended, remain unchanged and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
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          IN WITNESS WHEREOF, the parties hereto have caused this Final
Amendment to be executed by their duly authorized officers as of the day and year first above written.

                              SUSQUEHANNA BANCSHARES, INC.



                              By:  /s/ Robert S. Bolinger
                                 ---------------------------------
                                 Title: President

                              SUSQUEHANNA INTERIM BANK



                              By:  /s/ Robert S. Bolinger
                                 ------------------------------------
                                 Title: President

                              FOUNDERS' BANK



                              By:  /s/ Robert F. Whalen
                                 ------------------------------------
                                 Title: President